Exhibit 23(a)

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation in a Registration Statement on Form S-8 (File Number 333-126179 filed on June 27, 2005) of our report dated June 10, 2005, on the audit of the financial statements of Gerstenslager Deferred Profit Sharing Plan for the years ended December 31, 2004 and 2003.

/s/ Meaden & Moore, Ltd.

MEADEN & MOORE, LTD.
Certified Public Accountants

June 28, 2005
Cleveland, Ohio